Release:    Immediate January 18, 2017
CP reports record low operating ratio for fourth quarter and full year amid challenging conditions
Calgary, AB - Canadian Pacific Railway Limited (TSX: CP) (NYSE: CP) today announced its lowest-ever fourth-quarter operating ratio ("OR") of 56.2 percent and a record-low full-year OR of 58.6 percent as focussed cost control helped offset softer than expected volumes.
Fourth-quarter revenues decreased 3 percent to C$1.64 billion from $1.69 billion, while diluted earnings per share ("EPS") increased 25 percent to $2.61 from $2.08 and adjusted diluted EPS rose 12 percent to $3.04 from $2.72.
"While the fourth quarter was weighed down by challenging operating conditions, including unexpected and extreme weather on the West Coast that compounded the impact of an already delayed grain harvest, it once again highlighted our resiliency and ability to operate efficiently under tough conditions,” said E. Hunter Harrison, CP's Chief Executive Officer. “I am particularly proud of our people who worked tirelessly over the last three months of 2016 to deliver for our customers in a safe and efficient manner.”
FULL-YEAR 2016 RESULTS

•	Revenues decreased 7 percent to $6.23 billion from $6.71 billion

•	OR fell to a record 58.6 percent, improving on the 2015 reported OR by 140 basis-points and the adjusted OR by 240 basis-points

•	Reported diluted EPS increased 27 percent to $10.63 from $8.40; adjusted diluted EPS rose 2 percent to $10.29 from $10.10

•	Free cash flow of $1 billion
"2016 featured stiff economic headwinds and a challenging volume environment, headlined by a precipitous decline in crude oil shipments and weakness in grain movements, particularly in the first half,” Harrison said. “These are not excuses, but opportunities to showcase our operating ability and leadership. As we have shown over the last four years, the precision railroading model works in all economic conditions.”
In 2017, CP will continue to find opportunities to enhance the productivity, fluidity and safety of its operations.
“With continued margin improvement and an anticipated increase in volumes, led by a stronger bulk outlook, we expect adjusted diluted EPS growth to be in the high single-digits,” said Keith Creel, CP's President and Chief Operating Officer. “With our strong leadership team, plus the commitment and discipline shown by the thousands of men and women every day at CP, the franchise is well positioned for 2017 and beyond.”
CP’s expectations for adjusted diluted EPS growth in 2017 are based on adjusted diluted EPS of $10.29 in 2016. CP assumes that in 2017 the Canadian-to-U.S. dollar exchange rate will be in the range of $1.30 to $1.35, the average price of West Texas Intermediate (WTI) will be approximately US$45 to $55 per barrel. To further enhance safety and fluidity of the network, CP also plans to invest approximately $1.25 billion in capital programs in 2017, an increase of 6 percent over the $1.18 billion spent in 2016.
Non-GAAP Measures
For further information regarding non-GAAP measures, including reconciliations to the nearest GAAP measures, see the attached supplementary schedule Non-GAAP Measures.
Conference Call Access
Toronto participants dial in number: 1-647-427-7450
Operator assisted toll free dial in number: 1-888-231-8191
Callers should dial in 10 minutes prior to the call.
Webcast
We encourage you to access the webcast and presentation material in the Investors section of CP’s website at http://www.cpr.ca/en/investors/earnings-releases

A replay of the fourth-quarter conference call will be available by phone through to February 15, 2017 at 416-849-0833 or toll free 1-855-859-2056, password 38021965.
Access to the webcast and audio file of the presentation will be made available at: http://www.cpr.ca/en/investors/earnings-releases
Note on forward-looking information
This news release contains certain forward-looking information within the meaning of applicable securities laws relating, but not limited, to our operations, priorities and plans, anticipated financial performance, including our 2017 full-year guidance, business prospects, planned capital expenditures, programs and strategies. This forward-looking information also includes, but is not limited to, statements concerning expectations, beliefs, plans, goals, objectives, assumptions and statements about possible future events, conditions, and results of operations or performance. Forward-looking information may contain statements with words or headings such as “financial expectations”, “key assumptions”, “anticipate”, “believe”, “expect”, “plan”, “will”, “outlook”, “should” or similar words suggesting future outcomes. To the extent that CP has provided guidance using non-GAAP financial measures, the Company may not be able to provide a reconciliation to a GAAP measure, due to unknown variables and uncertainty related to future results.

Undue reliance should not be placed on forward-looking information as actual results may differ materially from the forward-looking information. Forward-looking information is not a guarantee of future performance. By its nature, CP's forward-looking information involves numerous assumptions, inherent risks and uncertainties that could cause actual results to differ materially from the forward looking information, including but not limited to the following factors: changes in business strategies; general North American and global economic, credit and business conditions; risks in agricultural production such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures; industry capacity; shifts in market demand; changes in commodity prices; uncertainty surrounding timing and volumes of commodities being shipped via CP; inflation; changes in laws and regulations, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; uncertainties of investigations, proceedings or other types of claims and litigation; labour disputes; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; currency and interest rate fluctuations; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; and various events that could disrupt operations, including severe weather, droughts, floods, avalanches and earthquakes as well as security threats and governmental response to them, and technological changes. The foregoing list of factors is not exhaustive. These and other factors are detailed from time to time in reports filed by CP with securities regulators in Canada and the United States. Reference should be made to "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Information" in CP's annual and interim reports on Form 10-K and 10-Q. Readers are cautioned not to place undue reliance on forward-looking information. Forward looking information is based on current expectations, estimates and projections and it is possible that predictions, forecasts, projections, and other forms of forward-looking information will not be achieved by CP. Except as required by law, CP undertakes no obligation to update publicly or otherwise revise any forward-looking information, whether as a result of new information, future events or otherwise.
About Canadian Pacific
Canadian Pacific Railway Limited (TSX:CP)(NYSE:CP) is a transcontinental railway in Canada and the United States with direct links to eight major ports, including Vancouver and Montreal, providing North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit www.cpr.ca to see the rail advantages of CP.
Contacts:
Media
Martin Cej
403-512-5730
Martin_Cej@cpr.ca

Investment Community
Maeghan Albiston
403-319-3591
investor@cpr.ca

CANADIAN PACIFIC RAILWAY LIMITED

INTERIM CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	For the three months ended December 31		For the year ended December 31
(in millions of Canadian dollars, except share and per share data)	2016	2015	2016	2015
Revenues
Freight	$1,596	$1,645	$6,060	$6,552
Non-freight	41	42	172	160
Total revenues	1,637	1,687	6,232	6,712
Operating expenses
Compensation and benefits	282	333	1,189	1,371
Fuel	173	166	567	708
Materials	47	40	180	184
Equipment rents	41	44	173	174
Depreciation and amortization	162	155	640	595
Purchased services and other (Note 3)	215	272	905	1,060
Gain on sale of Delaware & Hudson South	—	—	—	(68)
Total operating expenses	920	1,010	3,654	4,024

Operating income	717	677	2,578	2,688
Less:
Other income and charges (Note 4)	74	99	(45)	335
Net interest expense	116	122	471	394
Income before income tax expense	527	456	2,152	1,959
Income tax expense	143	137	553	607
Net income	$384	$319	$1,599	$1,352

Earnings per share
Basic earnings per share	$2.63	$2.09	$10.69	$8.47
Diluted earnings per share	$2.61	$2.08	$10.63	$8.40

Weighted-average number of shares (millions)
Basic	146.3	153.0	149.6	159.7
Diluted	147.3	154.0	150.5	161.0

Dividends declared per share	$0.5000	$0.3500	$1.8500	$1.4000
See notes to interim consolidated financial information.

CANADIAN PACIFIC RAILWAY LIMITED

INTERIM CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(unaudited)

	For the three months ended December 31		For the year ended December 31
(in millions of Canadian dollars)	2016	2015	2016	2015
Net income	$384	$319	$1,599	$1,352
Net (loss) gain in foreign currency translation adjustments, net of hedging activities	(15)	(23)	18	(86)
Change in derivatives designated as cash flow hedges	73	9	(2)	(69)
Change in pension and post-retirement defined benefit plans	(571)	856	(434)	1,059
Other comprehensive (loss) income before income taxes	(513)	842	(418)	904
Income tax recovery (expense) on above items	147	(206)	96	(162)
Other comprehensive (loss) income	(366)	636	(322)	742
Comprehensive income	$18	$955	$1,277	$2,094
See notes to interim consolidated financial information.

CANADIAN PACIFIC RAILWAY LIMITED

INTERIM CONSOLIDATED BALANCE SHEETS AS AT
(unaudited)

(in millions of Canadian dollars)	December 31 2016	December 31 2015
Assets
Current assets
Cash and cash equivalents	$164	$650
Accounts receivable, net	591	645
Materials and supplies	184	188
Other current assets	70	54
	1,009	1,537
Investments	194	152
Properties	16,689	16,273
Goodwill and intangible assets	202	211
Pension asset	1,070	1,401
Other assets	57	63
Total assets	$19,221	$19,637
Liabilities and shareholders’ equity
Current liabilities
Accounts payable and accrued liabilities	$1,322	$1,417
Long-term debt maturing within one year	25	30
	1,347	1,447
Pension and other benefit liabilities	734	758
Other long-term liabilities	284	318
Long-term debt	8,659	8,927
Deferred income taxes	3,571	3,391
Total liabilities	14,595	14,841
Shareholders’ equity
Share capital	2,002	2,058
Additional paid-in capital	52	43
Accumulated other comprehensive loss	(1,799)	(1,477)
Retained earnings	4,371	4,172
	4,626	4,796
Total liabilities and shareholders’ equity	$19,221	$19,637
See notes to interim consolidated financial information.

CANADIAN PACIFIC RAILWAY LIMITED

INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	For the three months ended December 31		For the year ended December 31
(in millions of Canadian dollars)	2016	2015	2016	2015
Operating activities
Net income	$384	$319	$1,599	$1,352
Reconciliation of net income to cash provided by operating activities:
Depreciation and amortization	162	155	640	595
Deferred income taxes	87	128	320	234
Pension funding in excess of expense	(33)	(9)	(138)	(49)
Foreign exchange loss (gain) on long-term debt (Note 4)	74	115	(79)	297
Other operating activities, net	(68)	(123)	(198)	(245)
Change in non-cash working capital balances related to operations	162	38	(55)	275
Cash provided by operating activities	768	623	2,089	2,459
Investing activities
Additions to properties	(280)	(455)	(1,182)	(1,522)
Proceeds from the sale of Delaware & Hudson South	—	—	—	281
Proceeds from sale of properties and other assets	29	41	116	114
Other	(1)	(1)	(3)	4
Cash used in investing activities	(252)	(415)	(1,069)	(1,123)
Financing activities
Dividends paid	(73)	(54)	(255)	(226)
Issuance of CP common shares	7	11	21	43
Purchase of CP common shares	(10)	(192)	(1,210)	(2,787)
Issuance of long-term debt, excluding commercial paper	—	—	—	3,411
Repayment of long-term debt, excluding commercial paper	(8)	(6)	(38)	(505)
Net repayment of commercial paper	(374)	—	(8)	(893)
Other	—	—	(3)	—
Cash used in financing activities	(458)	(241)	(1,493)	(957)
Effect of foreign currency fluctuations on U.S. dollar-denominated cash and cash equivalents	3	22	(13)	45
Cash position
Increase (decrease) in cash and cash equivalents	61	(11)	(486)	424
Cash and cash equivalents at beginning of period	103	661	650	226
Cash and cash equivalents at end of period	$164	$650	$164	$650

Supplemental disclosures of cash flow information:
Income taxes paid	$48	$69	$322	$176
Interest paid	$93	$94	$488	$336
See notes to interim consolidated financial information.

CANADIAN PACIFIC RAILWAY LIMITED

INTERIM CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
(unaudited)

(in millions of Canadian dollars, except common share amounts)	Common shares (in millions)	Share capital	Additional paid-in capital	Accumulated other comprehensive loss	Retained earnings	Total shareholders’ equity
Balance at January 1, 2016	153.0	$2,058	$43	$(1,477)	$4,172	$4,796
Net income	—	—	—	—	1,599	1,599
Other comprehensive loss	—	—	—	(322)	—	(322)
Dividends declared ($1.8500 per share)	—	—	—	—	(274)	(274)
Effect of stock-based compensation expense	—	—	14	—	—	14
CP common shares repurchased	(6.9)	(84)	—	—	(1,126)	(1,210)
Shares issued under stock option plan	0.2	28	(5)	—	—	23
Balance at December 31, 2016	146.3	$2,002	$52	$(1,799)	$4,371	$4,626
Balance at January 1, 2015	166.1	$2,185	$36	$(2,219)	$5,608	$5,610
Net income	—	—	—	—	1,352	1,352
Other comprehensive income	—	—	—	742	—	742
Dividends declared ($1.4000 per share)	—	—	—	—	(221)	(221)
Effect of stock-based compensation expense	—	—	17	—	—	17
CP common shares repurchased	(13.7)	(181)	—	—	(2,567)	(2,748)
Shares issued under stock option plan	0.6	54	(10)	—	—	44
Balance at December 31, 2015	153.0	$2,058	$43	$(1,477)	$4,172	$4,796
See notes to interim consolidated financial information.

CANADIAN PACIFIC RAILWAY LIMITED

NOTES TO INTERIM CONSOLIDATED FINANCIAL INFORMATION
December 31, 2016
(unaudited)

1    Basis of presentation

This unaudited interim consolidated financial information of Canadian Pacific Railway Limited (“CP” or “the Company”), expressed in Canadian dollars, reflects management’s estimates and assumptions that are necessary for presentation in conformity with accounting principles generally accepted in the United States of America (“GAAP”). They do not include all disclosures required under GAAP for financial statements and should be read in conjunction with the 2015 annual consolidated financial statements and 2016 consolidated interim financial statements. The accounting policies used are consistent with the accounting policies used in preparing the 2015 annual consolidated financial statements, except for the accounting changes discussed in Note 2.

CP’s operations can be affected by seasonal fluctuations such as changes in customer demand and weather-related issues. This seasonality could impact quarter-over-quarter comparisons.

In management’s opinion, the unaudited interim consolidated financial information includes all adjustments (consisting of normal and recurring adjustments) necessary to present such information.

2    Accounting changes

Implemented in 2016

Early Adoption of Restricted Cash

In November 2016, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update (“ASU”) 2016-18, Restricted Cash a consensus of the FASB Emerging Issues Task Force under FASB Accounting Standards Codification ("ASC") Topic 230 Statement of Cash Flows. The amendments required the statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash and restricted cash equivalents. Restricted cash will therefore be included in beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The updated standard does not provide a definition of restricted cash and restricted cash equivalents. This ASU is effective retrospectively for public entities for fiscal years and interim periods within those years, beginning on or after December 15, 2017. Early adoption of this ASU is permitted. The Company adopted the provisions of this ASU during the fourth quarter of 2016. As a result of the adoption of ASU 2016-18, no changes to disclosure or financial statement presentation were required for the 2015 comparative period.

Amendments to the Consolidation Analysis

In February 2015, the FASB issued ASU 2015-02, Amendments to the Consolidation Analysis under FASB ASC Topic 810 Consolidation. The amendments required reporting entities to evaluate whether they should consolidate certain legal entities under the revised consolidation model. Specifically, the amendments modify the evaluation of whether limited partnerships and similar legal entities are variable interest entities (“VIEs”) or voting interest entities, eliminated the presumption that a general partner should consolidate a limited partnership and affected the consolidation analysis of reporting entities involved with VIEs, particularly those that have fee arrangements and related party relationships. This ASU was effective for public entities for fiscal years, and interim periods within those years, beginning on or after December 15, 2015. Entities had the option of using either a full retrospective or a modified retrospective approach to adopt this ASU. The Company evaluated all arrangements that might give rise to a VIE and all existing VIEs; no changes to disclosure or financial statement presentation were required as a result of this evaluation.

3    Gain on sale of properties

During the fourth quarter of 2016, the Company completed the sale of its Obico rail yard, for gross proceeds of $38 million. The Company recorded a gain on sale of $37 million before tax ($33 million after tax) within "Purchased services and other" in the interim consolidated statement of income.

CANADIAN PACIFIC RAILWAY LIMITED

NOTES TO INTERIM CONSOLIDATED FINANCIAL INFORMATION
December 31, 2016
(unaudited)

4        Other income and charges

	For the three months ended December 31		For the year ended December 31
(in millions of Canadian dollars)	2016	2015	2016	2015
Foreign exchange loss (gain) on long-term debt	$74	$115	$(79)	$297
Other foreign exchange gains	—	(20)	(5)	(24)
Early redemption premium on notes	—	—	—	47
Legal settlement	—	—	25	—
Other	—	4	14	15
Total other income and charges	$74	$99	$(45)	$335

Summary of Rail Data

	Fourth Quarter				Year
Financial (millions, except per share data)	2016	2015	Change	%	2016	2015	Change	%

Revenues
Freight	$1,596	$1,645	$(49)	(3)	$6,060	$6,552	$(492)	(8)
Non-freight	41	42	(1)	(2)	172	160	12	8
Total revenues	1,637	1,687	(50)	(3)	6,232	6,712	(480)	(7)

Operating expenses
Compensation and benefits	282	333	(51)	(15)	1,189	1,371	(182)	(13)
Fuel	173	166	7	4	567	708	(141)	(20)
Materials	47	40	7	18	180	184	(4)	(2)
Equipment rents	41	44	(3)	(7)	173	174	(1)	(1)
Depreciation and amortization	162	155	7	5	640	595	45	8
Purchased services and other	215	272	(57)	(21)	905	1,060	(155)	(15)
Gain on sale of Delaware & Hudson South	—	—	—	—	—	(68)	68	(100)
Total operating expenses	920	1,010	(90)	(9)	3,654	4,024	(370)	(9)

Operating income	717	677	40	6	2,578	2,688	(110)	(4)

Less:

Other income and charges	74	99	(25)	(25)	(45)	335	(380)	(113)
Net interest expense	116	122	(6)	(5)	471	394	77	20

Income before income tax expense	527	456	71	16	2,152	1,959	193	10

Income tax expense	143	137	6	4	553	607	(54)	(9)

Net income	$384	$319	$65	20	$1,599	$1,352	$247	18
Operating ratio (%)	56.2	59.8	(3.6)	(360) bps	58.6	60.0	(1.4)	(140) bps

Basic earnings per share	$2.63	$2.09	$0.54	26	$10.69	$8.47	$2.22	26

Diluted earnings per share	$2.61	$2.08	$0.53	25	$10.63	$8.40	$2.23	27

Shares Outstanding
Weighted average number of shares outstanding (millions)	146.3	153.0	(6.7)	(4)	149.6	159.7	(10.1)	(6)
Weighted average number of diluted shares outstanding (millions)	147.3	154.0	(6.7)	(4)	150.5	161.0	(10.5)	(7)

Foreign Exchange
Average foreign exchange rate (US$/Canadian$)	0.75	0.75	—	—	0.75	0.78	(0.03)	(4)
Average foreign exchange rate (Canadian$/US$)	1.33	1.34	(0.01)	(1)	1.33	1.28	0.05	4

Summary of Rail Data (Page 2)

	Fourth Quarter					Year
	2016	2015	Change	%	FX Adjusted %(1)	2016	2015	Change	%	FX Adjusted %(1)
Commodity Data

Freight Revenues (millions)
- Canadian Grain	$285	$296	$(11)	(4)	(4)	$962	$1,068	$(106)	(10)	(11)
- U.S. Grain	154	131	23	18	18	518	522	(4)	(1)	(5)
- Coal	152	149	3	2	2	606	639	(33)	(5)	(6)
- Potash	96	78	18	23	23	338	359	(21)	(6)	(8)
- Fertilizers and sulphur	66	72	(6)	(8)	(8)	284	272	12	4	2
- Forest products	63	65	(2)	(3)	(3)	275	249	26	10	7
- Chemicals and plastics	184	187	(3)	(2)	(2)	714	709	5	1	(3)
- Crude	30	105	(75)	(71)	(71)	138	393	(255)	(65)	(66)
- Metals, minerals, and consumer products	149	151	(2)	(1)	(1)	564	643	(79)	(12)	(15)
- Automotive	80	89	(9)	(10)	(10)	350	349	1	—	(3)
- Domestic intermodal	187	182	5	3	3	721	757	(36)	(5)	(5)
- International intermodal	150	140	10	7	7	590	592	(2)	—	(2)

Total Freight Revenues	$1,596	$1,645	$(49)	(3)	(3)	$6,060	$6,552	$(492)	(8)	(10)

Freight Revenue per Revenue Ton-Miles (RTM) (cents)
- Canadian Grain	3.89	3.80	0.09	2		3.70	3.89	(0.19)	(5)
- U.S. Grain	4.83	4.71	0.12	3		4.75	4.91	(0.16)	(3)
- Coal	2.70	2.85	(0.15)	(5)		2.73	2.88	(0.15)	(5)
- Potash	2.49	2.32	0.17	7		2.38	2.37	0.01	—
- Fertilizers and sulphur	6.68	7.00	(0.32)	(5)		6.87	6.71	0.16	2
- Forest products	5.86	6.24	(0.38)	(6)		5.86	5.92	(0.06)	(1)
- Chemicals and plastics	4.92	5.49	(0.57)	(10)		4.99	5.21	(0.22)	(4)
- Crude	3.07	2.80	0.27	10		2.93	2.96	(0.03)	(1)
- Metals, minerals and consumer products	6.59	7.15	(0.56)	(8)		6.77	7.13	(0.36)	(5)
- Automotive	22.31	21.71	0.60	3		21.02	19.97	1.05	5
- Domestic intermodal	6.10	6.17	(0.07)	(1)		6.01	6.27	(0.26)	(4)
- International intermodal	4.74	4.78	(0.04)	(1)		4.59	4.96	(0.37)	(7)

Total Freight Revenue per RTM	4.48	4.47	0.01	—		4.46	4.51	(0.05)	(1)

Freight Revenue per Carload
- Canadian Grain	$3,758	$3,707	$51	1		$3,559	$3,750	$(191)	(5)
- U.S. Grain	3,488	3,266	222	7		3,202	3,326	(124)	(4)
- Coal	1,932	1,920	12	1		1,984	1,978	6	—
- Potash	2,973	2,849	124	4		2,904	2,887	17	1
- Fertilizers and sulphur	4,593	4,604	(11)	—		4,769	4,410	359	8
- Forest products	4,158	4,227	(69)	(2)		4,157	4,026	131	3
- Chemicals and plastics	3,292	3,596	(304)	(8)		3,368	3,483	(115)	(3)
- Crude	3,361	4,184	(823)	(20)		3,646	4,309	(663)	(15)
- Metals, minerals and consumer products	2,964	3,005	(41)	(1)		2,888	2,963	(75)	(3)
- Automotive	3,006	2,698	308	11		2,825	2,659	166	6
- Domestic intermodal	1,696	1,822	(126)	(7)		1,688	1,831	(143)	(8)
- International intermodal	1,103	1,058	45	4		1,074	1,061	13	1

Total Freight Revenue per Carload	$2,462	$2,534	$(72)	(3)		$2,400	$2,493	$(93)	(4)
(1) This earnings measure has no standardized meaning prescribed by GAAP and, therefore, is unlikely to be comparable to similar measures presented by other companies. This measure is defined and reconciled in Non-GAAP Measures of this Earnings Release.

Summary of Rail Data (Page 3)

	Fourth Quarter				Year
	2016	2015	Change	%	2016	2015	Change	%

Millions of RTM
- Canadian Grain	7,309	7,776	(467)	(6)	25,994	27,442	(1,448)	(5)
- U.S. Grain	3,179	2,770	409	15	10,898	10,625	273	3
- Coal	5,631	5,250	381	7	22,171	22,164	7	—
- Potash	3,842	3,359	483	14	14,175	15,117	(942)	(6)
- Fertilizers and sulphur	996	1,021	(25)	(2)	4,140	4,044	96	2
- Forest products	1,072	1,038	34	3	4,691	4,201	490	12
- Chemicals and plastics	3,737	3,391	346	10	14,294	13,611	683	5
- Crude	989	3,749	(2,760)	(74)	4,727	13,280	(8,553)	(64)
- Metals, minerals and consumer products	2,271	2,114	157	7	8,338	9,020	(682)	(8)
- Automotive	362	411	(49)	(12)	1,667	1,750	(83)	(5)
- Domestic intermodal	3,060	2,958	102	3	11,992	12,072	(80)	(1)
- International intermodal	3,163	2,938	225	8	12,865	11,931	934	8

Total RTMs	35,611	36,775	(1,164)	(3)	135,952	145,257	(9,305)	(6)

Carloads (thousands)
- Canadian Grain	75	80	(5)	(6)	270	285	(15)	(5)
- U.S. Grain	44	40	4	10	162	157	5	3
- Coal	78	78	—	—	305	323	(18)	(6)
- Potash	32	27	5	19	116	124	(8)	(6)
- Fertilizers and sulphur	15	16	(1)	(6)	60	62	(2)	(3)
- Forest products	15	16	(1)	(6)	66	62	4	6
- Chemicals and plastics	56	51	5	10	212	203	9	4
- Crude	9	25	(16)	(64)	38	91	(53)	(58)
- Metals, minerals and consumer products	51	50	1	2	196	217	(21)	(10)
- Automotive	27	33	(6)	(18)	124	131	(7)	(5)
- Domestic intermodal	110	100	10	10	427	414	13	3
- International intermodal	136	133	3	2	549	559	(10)	(2)

Total Carloads	648	649	(1)	—	2,525	2,628	(103)	(4)

	Fourth Quarter					Year
	2016	2015	Change	%	FX Adjusted %(1)	2016	2015	Change	%	FX Adjusted %(1)

Operating Expenses (millions)
Compensation and benefits	$282	$333	$(51)	(15)	(15)	$1,189	$1,371	$(182)	(13)	(14)
Fuel	173	166	7	4	4	567	708	(141)	(20)	(23)
Materials	47	40	7	18	18	180	184	(4)	(2)	(3)
Equipment rents	41	44	(3)	(7)	(7)	173	174	(1)	(1)	(3)
Depreciation and amortization	162	155	7	5	5	640	595	45	8	7
Purchased services and other	215	272	(57)	(21)	(21)	905	1,060	(155)	(15)	(16)
Gain on sale of Delaware & Hudson South	—	—	—	—	—	—	(68)	68	(100)	(100)

Total Operating Expenses	$920	$1,010	$(90)	(9)	(9)	$3,654	$4,024	$(370)	(9)	(11)

(1)
This earnings measure has no standardized meaning prescribed by GAAP and, therefore, is unlikely to be comparable to similar measures presented by other companies. This measure is defined and reconciled in Non-GAAP Measures of this Earnings Release.

Summary of Rail Data (Page 4)

	Fourth Quarter				Year
	2016	2015 (1)	Change	%	2016(1)	2015 (1)	Change	%

Operations Performance

Gross ton-miles ("GTMs") (millions)	62,233	66,117	(3,884)	(6)	242,694	263,344	(20,650)	(8)
Train miles (thousands)	7,748	8,390	(642)	(8)	30,373	34,064	(3,691)	(11)
Average train weight - excluding local traffic (tons)	8,588	8,505	83	1	8,614	8,314	300	4
Average train length - excluding local traffic (feet)	7,100	7,036	64	1	7,217	6,935	282	4
Average terminal dwell (hours)	6.4	6.6	(0.2)	(3)	6.7	7.2	(0.5)	(7)
Average train speed (mph)(2)	22.9	22.8	0.1	—	23.5	21.4	2.1	10
Fuel efficiency(3)	0.996	0.996	—	—	0.980	0.999	(0.019)	(2)
U.S. gallons of locomotive fuel consumed (millions)(4)	61.6	65.8	(4.2)	(6)	236.2	261.7	(25.5)	(10)
Average fuel price (U.S. dollars per U.S. gallon)	2.01	1.91	0.10	5	1.80	2.13	(0.33)	(15)

Total employees (average)(5)	11,803	13,163	(1,360)	(10)	12,082	13,858	(1,776)	(13)
Total employees (end of period)(5)	11,653	12,817	(1,164)	(9)	11,653	12,817	(1,164)	(9)
Workforce (end of period)(6)	11,698	12,899	(1,201)	(9)	11,698	12,899	(1,201)	(9)

Safety

FRA personal injuries per 200,000 employee-hours	1.90	1.99	(0.09)	(5)	1.64	1.84	(0.20)	(11)
FRA train accidents per million train miles	1.19	1.41	(0.22)	(16)	0.97	1.33	(0.36)	(27)

(1)	Certain figures have been revised to conform with current presentation or have been updated to reflect new information.

(2)	The reporting definition for average train speed measures the line-haul movement from origin to destination including terminal dwell hours, and excluding foreign railroad and customer delays.

(3)	Fuel efficiency is defined as U.S. gallons of locomotive fuel consumed per 1,000 GTMs – freight and yard.

(4)	Includes gallons of fuel consumed from freight, yard and commuter service but excludes fuel used in capital projects and other non-freight activities.

(5)	An employee is defined as an individual currently engaged in full-time or part-time employment with CP.

(6)	Workforce is defined as total employees plus contractors and consultants.

Non-GAAP Measures - Unaudited
The Company presents non-GAAP measures and cash flow information to provide a basis for evaluating underlying earnings and liquidity trends in the Company's business that can be compared with the results of operations in prior periods. In addition, these non-GAAP measures facilitate a multi-period assessment of long-term profitability allowing management and other external users of the Company's consolidated financial information to compare profitability on a long-term basis, including assessing future profitability, with that of the Company's peers.

These non-GAAP measures have no standardized meaning and are not defined by GAAP and, therefore, may not be comparable to similar measures presented by other companies. The presentation of these non-GAAP measures is not intended to be considered in isolation from, as a substitute for, or as superior to, the financial information presented in accordance with GAAP.

Adjusted Performance Measures
The Company uses Adjusted income, Adjusted diluted earnings per share, Adjusted operating income and Adjusted operating ratio to evaluate the Company’s operating performance and for planning and forecasting future business operations and future profitability.
These non-GAAP measures provide meaningful supplemental information regarding operating results because they exclude certain significant items that are not considered indicative of future financial trends either by nature or amount. As a result, these items are excluded for management assessment of operational performance, allocation of resources and preparation of annual budgets. These significant items may include, but are not limited to, restructuring and asset impairment charges, individually significant gains and losses from sales of assets and certain items outside the control of management. These items may not be non-recurring. However, excluding these significant items from GAAP results allows for a consistent understanding of the Company's consolidated financial performance when performing a multi-period assessment including assessing the likelihood of future results. Accordingly, these non-GAAP financial measures may provide insight to investors and other external users of the Company's consolidated financial information.

Significant items that impacted reported fourth-quarter 2016 and 2015 earnings include:

2016:

•
$74 million non-cash loss ($64 million after deferred tax) due to foreign exchange (“FX”) translation on U.S. dollar denominated long-term debt which unfavourably impacted diluted earnings per share ("Diluted EPS") by 43 cents; and

2015:

•	$115 million non-cash loss ($100 million after deferred tax) due to FX translation on U.S. dollar denominated long-term debt which unfavourably impacted Diluted EPS by 64 cents.

In addition to the fourth quarter significant items discussed above, other items that impacted full year 2016 and 2015 earnings include:

2016:

•	in the third quarter, a $25 million expense ($18 million after current tax) related to a legal settlement which unfavourably impacted Diluted EPS by 12 cents;

•	during the first nine months of the year, a net non-cash gain of $153 million ($132 million after deferred tax) due to FX translation of the Company’s U.S. dollar-denominated debt as follows:

▪	in the third quarter, a $46 million loss ($40 million after deferred tax) which unfavourably impacted Diluted EPS by 27 cents;

▪	in the second quarter, a $18 million gain ($16 million after deferred tax) which favourably impacted Diluted EPS by 10 cents; and

▪	in the first quarter, a $181 million gain ($156 million after deferred tax) which favourably impacted Diluted EPS by $1.01;
2015:

•
in the third quarter, a $68 million gain ($42 million after current tax) related to the sale of Delaware and Hudson Railway south of Schenectady (“D&H South”) which favourably impacted Diluted EPS by 26 cents;

•	in the third quarter, a $47 million charge ($35 million after deferred tax) related to the early redemption premium on notes which unfavourably impacted Diluted EPS by 22 cents;

•	in the second quarter, an income tax expense of $23 million as a result of the change in the Alberta provincial corporate income tax rate which unfavourably impacted Diluted EPS by 14 cents; and

•	during the first nine months of the year, a net non-cash loss of $182 million ($157 million after deferred tax) due to FX translation of the Company’s U.S. dollar-denominated debt as follows:

▪	in the third quarter, a $128 million loss ($111 million after deferred tax) which unfavourably impacted Diluted EPS by 69 cents;

▪	in the second quarter, a $10 million gain ($9 million after deferred tax) which favourably impacted Diluted EPS by 5 cents; and

▪	in the first quarter, a $64 million loss ($55 million after deferred tax) which unfavourably impacted Diluted EPS by 34 cents.

Reconciliation of Non-GAAP performance measures to GAAP performance measures
The following tables reconcile Adjusted income, Adjusted diluted earnings per share, Adjusted operating income and Adjusted operating ratio to Net income, Diluted earnings per share, Operating income and Operating ratio, respectively.

	For the three months		For the year
Net income	ended December 31		ended December 31
(in millions of Canadian dollars)	2016	2015	2016	2015
Adjusted income	$448	$419	$1,549	$1,625
Add significant items, pretax:
Legal settlement charge	—	—	(25)	—
Gain on sale of D&H South	—	—	—	68
Impact of FX translation on U.S. dollar-denominated debt	(74)	(115)	79	(297)
Early redemption premium on notes	—	—	—	(47)
Income tax rate change	—	—	—	(23)
Tax effect of adjustments(1)	10	15	(4)	26
Net income as reported	$384	$319	$1,599	$1,352
(1) Tax effect of adjustments was calculated as the pretax effect of the adjustments multiplied by the effective tax rate for each of the above items for the periods presented.

	For the three months		For the year
Diluted earnings per share	ended December 31		ended December 31
	2016	2015	2016	2015
Adjusted diluted earnings per share	$3.04	$2.72	$10.29	$10.10
Add significant items, pretax:
Legal settlement charge	—	—	(0.17)	—
Gain on sale of D&H South	—	—	—	0.42
Impact of FX translation on U.S. dollar-denominated debt	(0.50)	(0.74)	0.53	(1.84)
Early redemption premium on notes	—	—	—	(0.30)
Income tax rate change	—	—	—	(0.14)
Tax effect of adjustments(1)	0.07	0.10	(0.02)	0.16
Diluted earnings per share as reported	$2.61	$2.08	$10.63	$8.40
(1) Tax effect of adjustments was calculated as the pretax effect of the adjustments multiplied by the effective tax rate for each of the above items for the periods presented.

	For the three months		For the year
Operating income	ended December 31		ended December 31
(in millions of Canadian dollars)	2016	2015	2016	2015
Adjusted operating income	$717	$677	$2,578	$2,620
Add significant item:
Gain on sale of D&H South	—	—	—	68
Operating income as reported	$717	$677	$2,578	$2,688

	For the three months		For the year
Operating ratio	ended December 31		ended December 31
	2016	2015	2016	2015
Adjusted operating ratio	56.2%	59.8%	58.6%	61.0%
Add significant item:
Gain on sale of D&H South	—%	—%	—%	(1.0)%
Operating ratio as reported	56.2%	59.8%	58.6%	60.0%

Free Cash
Free cash is calculated as Cash provided by operating activities, less Cash used in investing activities, adjusted for changes in cash and cash equivalents balances resulting from FX fluctuations. Free cash is a measure that management considers to be an indicator of liquidity. Free cash is useful to investors and other external users of the consolidated financial information as it assists with the evaluation of the Company's ability to generate cash from its operations without incurring additional external financing. Positive Free cash indicates the amount of cash available for reinvestment in the business, or cash that can be returned to investors through dividends, stock repurchase programs, debt retirements or a combination of these. Conversely, negative Free cash indicates the amount of cash that must be raised from investors through new debt or equity issues, reduction in available cash balances or a combination of these. Free cash should be considered in addition to, rather than as a substitute for, Cash provided by operating activities.

Reconciliation of Cash provided by operating activities to Free cash

	For the three months		For the year
	ended December 31		ended December 31
(in millions of Canadian dollars)	2016	2015(1)	2016	2015(1)
Cash provided by operating activities	$768	$623	$2,089	$2,459
Cash used in investing activities	(252)	(415)	(1,069)	(1,123)
Effect of foreign currency fluctuations on U.S. dollar- denominated cash and cash equivalents	3	22	(13)	45
Free cash	$519	$230	$1,007	$1,381
(1) The definition of Free cash has been revised to exclude the deduction of dividends paid.

Foreign Exchange Adjusted Variance
Foreign exchange adjusted variance (“FX adj. variance”) allows certain financial results to be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons in the analysis of trends in business performance. Financial results at constant currency are obtained by translating the comparable period of the prior year results denominated in U.S. dollars at the foreign exchange rates of the current period. Measures at constant currency are considered non-GAAP measures and do not have any standardized meanings prescribed by GAAP and, therefore, are unlikely to be comparable to similar measures presented by other companies.

	For the three months ended December 31					For the year ended December 31
(in millions of Canadian dollars)	Reported 2016	Reported 2015	Variance due to FX	Adjusted 2015	FX Adj. %	Reported 2016	Reported 2015	Variance due to FX	Adjusted 2015	FX Adj. %
Freight revenues	$1,596	$1,645	$—	$1,645	(3)%	$6,060	$6,552	$145	$6,697	(10)%
Non-freight revenues	41	42	—	42	(2)%	172	160	1	161	7%
Total revenues	1,637	1,687	—	1,687	(3)%	6,232	6,712	146	6,858	(9)%
Compensation and benefits	282	333	—	333	(15)%	1,189	1,371	18	1,389	(14)%
Fuel	173	166	—	166	4%	567	708	25	733	(23)%
Materials	47	40	—	40	18%	180	184	2	186	(3)%
Equipment rents	41	44	—	44	(7)%	173	174	5	179	(3)%
Depreciation and amortization	162	155	—	155	5%	640	595	5	600	7%
Purchased services and other	215	272	—	272	(21)%	905	1,060	21	1,081	(16)%
Gain on sale of D&H South	—	—	—	—	—%	—	(68)	1	(67)	(100)%
Total operating expenses	920	1,010	—	1,010	(9)%	3,654	4,024	77	4,101	(11)%
Operating income	$717	$677	$—	$677	6%	$2,578	$2,688	$69	$2,757	(6)%